EXHIBIT INDEX

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)(1)   Calculations of Illustrations for VUL IV/VUL IV-Estate Series.

(m)(2)   Calculations of Illustrations for VUL III.

(n)(1)   Consent of Independent Auditors for VUL III dated April 26, 2004.

(n)(2)   Consent of Independent Auditors for VUL IV/VUL IV-ES dated April 26,
         2004.

(r)(1) Power of Attorney to sign amendments to this Registration Statement dated April 15, 2004.